Exhibit 99.1



     OneSource Technologies and First Technology Capital in Merger Discussions
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OneSource Technologies and First Technology Capital announced today that they are in the advanced stages of negotiating an agreement that would merge certain divisions of FTC into OneSource. Under the proposed terms of the agreement, FTC will also provide OneSource with a short term secured loan. This loan facility will provide bridge financing precedent to the sourcing of additional third party equity or long-term debt financing. In addition and concurrently certain OneSource insider debt obligations will be converted to equity. It is anticipated that OneSource's customers should not notice any difference in the operations during the consolidation process.

As a result of the completion of the proposed merger, the principals of FTC will hold a controlling interest in the newly constituted company. The combined capacities of the merged divisions will be focused to professionally address the asset management requirements of item and remittance processing groups. OneSource's client offerings will include sourcing, maintenance, engineering and transportation services and disposal of high technology equipment required to support these processing groups.

No assurances can be given that this transaction will be concluded or that OneSource can arrange any additional or alternative financing to satisfy its current or longer term operating requirements, and the proposed agreement is subject to legal considerations and satisfactory finalization of due diligence by both companies. FTC has not assumed any liabilities or obligations of OneSource pursuant to this announcement or proposed agreement. About First Technology Capital, Inc.

First Technology Capital, Inc.

(FTC) is currently the world's largest provider of secondary market MICR equipment to the financial industry. In addition to the MICR services, FTC offers a comprehensive array of Business Continuity services aimed primarily at the financial services industry. FTC offers a state of the art Item Processing Disaster Recovery Solution providing financial institutions with comprehensive recovery for its check processing operation and offers workplace recovery through strategically located Workarea Recovery Centers. Corporate offices are located in Versailles, Kentucky with additional sales and service offices in Chicago, Illinois, Atlanta, Georgia; Syracuse, New York; Phoenix, Arizona; and Naples, Florida.

About OneSource:

OneSource is engaged in two closely related and complementary lines of technology industry services and products: (i) equipment maintenance services; and (ii) value added equipment supply sales. OneSource is credited as the creator of the unique Flat-Rate Blanket Maintenance System(TM), an innovative program that provides customers with a single-source for all general office, computer and peripheral and industry specific equipment technology maintenance, installation and supply products. The Company is also a single-source provider of equipment sales, leasing and maintenance services to large, national customers in the financial services industry. OneSource is the only company in the country that supports new and used transaction processing hardware from all the major manufacturers, e.g., Banctec-(R), IBM(R), NCR(R), Unisys(R), Fujitsu, Sheartech, CheckTech and a division dedicated to IBM(R) 3890 support.


     Certain statements in this release may be "forward-looking statements," which are often characterized by the terms "may," "believes," "projects," "expects," or "anticipates," and do not reflect historical facts. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiary to be materially different from those expressed or implied by such forward-looking statements. Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the Company's ability to transition to a new management team while maintaining historical levels of customer service.


     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.